UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2016

(Exact name of registrant as specified in its charter)

Delaware	001-35655	27-1454759
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4725 Piedmont Row Drive, Suite 110
Charlotte, North Carolina 28210
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 554-5901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On July 15, 2016, Capital Bank Financial Corp. (“Capital Bank”) issued 300,000 shares of Class B non-voting common stock to Crestview-NAFH, LLC, an affiliate of Crestview Partners II GP, L.P. (“Crestview”), in exchange for 300,000 shares of Crestview-NAFH, LLC’s voting Class A common stock.  As a result of the exchange, Crestview’s beneficial ownership of Capital Bank’s outstanding voting Class A common stock has been reduced to under ten percent.  The foregoing exchange was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9).  Class B non-voting common stock is not convertible in the hands of the initial holder. A transferee unaffiliated with the initial holder that receives Class B non-voting common stock subsequent to one of the permitted transfers described in our Second Amended and Restated Certificate of Incorporation may elect to convert each share of Class B non-voting common stock into one share of Class A common stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BANK FINANCIAL CORP. (Registrant)

Date:	July 18, 2016	By:	/s/ Vincent M. Lichtenberger
Vincent M. Lichtenberger Executive Vice President, General Counsel & Secretary